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                                                                Exhibit 99.1

[NATIONAL CITY LOGO]                                NATIONAL CITY CORPORATION
                                                    P.O. Box 5756
                                                    Cleveland, OH 44101-0756


FOR INFORMATION CONTACT:                            NEWS RELEASE

Thomas A. Richlovsky        Jennifer D. Cox         Karen M. Kasper
National City Corp.         First of America Corp.  Fort Wayne National Corp.
(216) 575-2126              (616) 376-7115          (219) 426-0555 ext. 2513



                             FOR IMMEDIATE RELEASE


               NATIONAL CITY EXPECTS TO CLOSE FORT WAYNE NATIONAL

             CORPORATION, FIRST OF AMERICA BANK CORPORATION MERGERS

                                BY END OF MARCH

         CLEVELAND, Ohio--March 5, 1998-- The proposed mergers of First of America Bank Corporation (NYSE:FOA) and Fort Wayne National Corporation (NASDAQ:FWNC) with and into National City Corporation (NYSE:NCC) have each been approved by the Board of Governors of the Federal Reserve System. Remaining state regulatory approvals are expected shortly. The prospectus and proxy statement for each transaction has been mailed to stockholders. Stockholder meetings are scheduled for March 30, 1998 as follows:

         - National City Corporation, 10:30 a.m., March 30, Pittsburgh, Pennsylvania

         - First of America Bank Corporation, 9 a.m., March 30, Kalamazoo, Michigan

         - For Wayne National Corporation, 10 a.m., Fort Wayne, Indiana

Assuming all anticipated approvals are received on or before March 30, 1998, the closing dates for the merger transactions are expected to be:

         - Fort Wayne National Corporation, March 30, 1998

         - First of America Bank Corporation, March 31, 1998
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         Based on the above schedule, First of America and Fort Wayne National stockholders will be eligible for the upcoming National City common stock dividend, which customarily is declared in late March for payment May 1 to stockholders of record on a date in early April. All stockholders of record of National City common stock as of the record date will be entitled to the expected National City May 1, dividend.

         Based on the expected closing dates, the common stockholders of First of America and Fort Wayne National will receive the National City cash dividend instead of the previously declared First of America cash dividend and the customary Fort Wayne National second quarter dividend. The previously declared dividend on Fort Wayne National Corporation's preferred stock will be paid April 1 to stockholders of record March 10, 1998.

PROFILE OF FIRST OF AMERICA BANK CORPORATION

         First of America Bank Corporation, headquartered in Kalamazoo, Michigan is a $21 billion bank holding company which has $14 billion in loans and $16 billion in deposits in Michigan, Illinois and Indiana. The company engages in commercial and retail banking as well as in mortgage origination services. The corporation also provides trust, insurance and other financial services, through its Trust and Financial Services Division. First of America is ranked 39th among banking companies in the United States, based on total assets.




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PROFILE OF FORT WAYNE NATIONAL CORPORATION

         Fort Wayne National Corporation, headquartered in Fort Wayne, Indiana, is a $3.3 billion bank holding company which has $20.0 billion in loans and $2.6 billion in deposits. The company engages in retail and commercial banking, primarily through its network of 64 branches throughout northern, Indiana.


PROFILE OF NATIONAL CITY CORPORATION

         Nation City Corporation is $54.7 billion bank holding company based in Cleveland, Ohio, with 845 branch officers in the states of Ohio, Kentucky, Indiana and Pennsylvania, and nearly 27,000 employees. Its principal banking subsidiaries are located in Cleveland, Columbus, Indianapolis, Louisville and Pittsburgh. The Corporation also has a major banking presence in Akron, Dayton, Lexington, Erie, Toledo and Youngstown. National City ranks 19th among U.S. bank holding companies based on total assets. National City can be found on the World Wide Web at www.national-city.com.


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